UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT

PURSUANT TO SECTION 13 of 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2016

American Realty Capital Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55394	80-0943668
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

405 Park Avenue, 14th Floor

New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 16, 2016, American Realty Capital Hospitality Trust, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting its acquisition of six hotel assets (collectively, the “Third Summit Portfolio”) from affiliates of Summit Hotel OP, LP, the operating partnership of Summit Hotel Properties, Inc. (collectively, “Summit”) for an aggregate purchase price of $108.3 million. Also as reported in the Original Form 8-K, the Company had previously acquired ten additional hotel assets (collectively with the Third Summit Portfolio, the “Acquired Summit Hotels”) on October 15, 2015 from Summit for an aggregate purchase price of $150.1 million.

The Company is filing this amendment (the “Amendment”) to amend the Original Form 8-K to reflect the fact that neither the Company’s acquisition of the Third Summit Portfolio, taken alone, nor the Company’s acquisition of the Acquired Summit Hotels, taken alone, was a “significant acquisition” for purposes of Item 2.01 of Form 8-K evaluated based on the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed on March 28, 2016.

This Amendment should be read in conjunction with the Original Form 8-K.

Item 8.01. Other Events.

The disclosure above under “Explanatory Note” is incorporated in this Item 8.01 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

Date: April 8, 2016	By:	/s/ Jonathan P. Mehlman
	Name:	Jonathan P. Mehlman
	Title:	Chief Executive Officer and President